UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report: July 23, 2008
(Date of earliest event reported)
INTERWOVEN, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware	000-27389	77-0523543

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 East Tasman Drive, San Jose, CA		95134

(Address of principal executive offices)		(Zip Code)
(408) 774-2000
(Registrant’s telephone number, including area code)
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.4225)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13-3-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On July 23, 2008, Interwoven, Inc. (“Interwoven”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Discovery Mining, Inc., a Delaware corporation (“Discovery Mining”), and Presidio Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Interwoven, pursuant to which, Discovery Mining will become a wholly-owned subsidiary of Interwoven upon the consummation of the acquisition (the “Merger”).
Pursuant to the terms of the Merger Agreement and subject to the conditions thereof, Interwoven will pay approximately $36 million in cash for all of the issued and outstanding shares of Discovery Mining and vested options to purchase shares of Discovery Mining’s common stock. In addition, Interwoven will assume all of the outstanding unvested options to purchase Discovery Mining’s common stock issued as of closing and held by continuing employees. Approximately $3.6 million in cash is being held in escrow to secure certain indemnification obligations.
The Merger is subject to customary closing conditions set forth in the Merger Agreement, including no material adverse change in Discovery Mining, the absence of an injunction or legal proceeding affecting the Merger and requisite approval of the Merger and adoption of the Merger Agreement by Discovery Mining’s stockholders.
Certain stockholders of Discovery Mining, who in the aggregate beneficially own approximately 78.2% of the issued and outstanding shares of Discovery Mining as of July 23, 2008, as represented by Discovery Mining in the Merger Agreement, have executed a voting agreement to vote their shares against any proposal made in opposition to the Merger, and an irrevocable proxy appointing Interwoven’s Board of Directors as proxy to vote such stockholders’ shares in favor of approval of the Merger and adoption of the Merger Agreement and against any proposal made in opposition to the Merger.
The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein. The Merger Agreement has been included to provide investors and security holders with information about its terms and is not intended to provide any other factual information about Interwoven or Discovery Mining. The Merger Agreement contains representations and warranties that the parties to the agreement made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that the parties have exchanged in connection with signing the Merger Agreement. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were made only as of the date of the Merger Agreement and are modified in important part by the underlying disclosure schedules.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated July 23, 2008, by and among Interwoven, Inc., Presidio Acquisition Corp., and Discovery Mining, Inc.

*	Schedules and exhibits have been omitted pursuant to Regulation S-K Item 601(b)(2). Interwoven hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWOVEN, INC.
Date: July 25, 2008	By:	/s/ John E. Calonico, Jr.
John E. Calonico, Jr.
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

2.1*	Agreement and Plan of Merger, dated July 23, 2008, by and among Interwoven, Inc., Presidio Acquisition Corp., and Discovery Mining, Inc.

*	Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Interwoven hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.